                      NEWS RELEASE

Visteon Announces 2022 Financial Results and 2023 Outlook

VAN BUREN TOWNSHIP, Mich., Feb. 16, 2023 — Visteon Corporation (NASDAQ: VC) today reported fourth quarter and full-year 2022 financial results that exceed its previous outlook. Highlights include:

•$1,064 million Q4 net sales; up 35% from prior year
•Net income of $34 million in Q4 or $1.18 per diluted share
•Adjusted EBITDA of $103 million, 9.7% of sales in Q4
•45 new products launched for the year
•$6 billion in new business wins in 2022
•$174 million net cash position at year-end

Fourth Quarter Financial Results
For the three months ending December 31, 2022, Visteon reported net sales of $1,064 million, representing a year-over-year growth of 35%, or 43% when excluding the impact of currency, from the prior year. Sales performance was driven by the ramp up of recently launched products, favorable pricing, and customer vehicle production growth. Market out-performance in the quarter represents the 15th consecutive quarter of growth-over-market relative to customer weighted vehicle production.

Gross margin in the fourth quarter was $114 million, and net income attributable to Visteon was $34 million. Adjusted EBITDA, a non-GAAP measure as defined below, was $103 million for the fourth quarter of 2022 or 9.7% of sales, representing a very strong performance despite global semiconductor shortages impacting production throughout the quarter. Adjusted EBITDA benefited from robust sales and the ongoing benefits of cost and commercial discipline.

Full-Year Financial Results
For the year ending December 31, 2022, Visteon reported net sales of $3,756 million, representing year-over-year growth of 35%, or 40% when excluding the impact of currency.

Gross margin in 2022 was $368 million, and net income attributable to Visteon was $124 million. Adjusted EBITDA was $348 million in 2022 or 9.3% of sales, driven by higher sales while leveraging a lean cost base with modest increases in engineering and other fixed costs. Positive pricing mostly offset the incremental costs caused by the ongoing global semiconductor shortages and other supply chain challenges.

Cash provided by operations for the 12 months ending December 31, 2022 was $167 million and cash used for capital expenditures was $81 million. Adjusted free cash flow, a non-GAAP financial measure as defined below, was $101 million for the full year. Adjusted free cash flow benefited from strong adjusted EBITDA and continued capital expenditure discipline, partially offset by an increase in working capital due to an increase in inventory as a result of uneven customer production schedules caused by the semiconductor shortages.

New Business Wins and Product Launch Highlights
The company won $6 billion of new business in 2022, leveraging its strong, diversified product portfolio that addresses key industry trends. Visteon launched 13 new products in the fourth quarter, resulting in 45 new products in total for 2022, which continues to build the foundation for the company’s sustainable market out-performance.

Visteon won significant new business throughout the year in all core product lines including conquest wins in SmartCore™ and advanced display programs with global customers. In the fourth quarter, the company continued its success in cockpit domain controllers, with a follow-on SmartCore™ program win with an Indian OEM. Additionally, Visteon won two high volume display programs, including a center infotainment display on a future electric vehicle version of a flagship SUV for a North American OEM and a follow-on multi-display module win for a Japanese OEM.

Robust Growth in 2022 and Strong Outlook for 2023
"The Visteon team had a strong finish to round out a successful 2022, again achieving market out-performance along with 45 new program launches and $6 billion in new business wins," said President and CEO Sachin Lawande. "Through the continued momentum of our next-generation products and relentless execution, in 2023, we anticipate that we will continue to grow sales, expand margins, and increase adjusted free cash flow generation.”

Visteon's full-year 2023 guidance anticipates sales in the range of $3.95 billion and $4.15 billion, Adjusted EBITDA in the range of $405 million and $445 million, and Adjusted Free Cash Flow in the range of $115 million and $165 million.
About Visteon
Visteon is a technology leader in automotive electronics dedicated to creating a more enjoyable, connected and safe driving experience. Our platforms leverage proven, scalable hardware and software solutions that enable the digital, electric and autonomous evolution of our global automotive customers.
Visteon products align with key industry trends and include digital instrument clusters, displays, Android-based infotainment systems, domain controllers, advanced driver assistance systems (ADAS) and electrification systems. Learn more at https://investors.visteon.com/.

Conference Call and Presentation
Today, Thursday, Feb. 16, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.
The dial-in numbers to participate in the call are:
U.S./Canada: 1-888-440-4360
Outside U.S./Canada: 1-646-960-0832
Conference ID: 4719410
(Call approximately 15 minutes before the start of the conference.)
The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website.
A replay of the conference call will be available through the company’s website or by dialing 1-800-770-2030 (toll-free from the U.S. and Canada) or 1-647-362-9199 (international). The conference ID for the phone replay is 4719410. The phone replay will be available soon after the completion of the call and until 11:59 p.m. ET on Thursday, March 2.

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Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted gross margin, adjusted SG&A, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

In order to provide the forward-looking non-GAAP financial measures for full-year 2023, the company is providing reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:

•continued and future impacts of the coronavirus (COVID-19) pandemic on our financial condition and business operations including global supply chain disruptions, market downturns, reduced consumer demand and new government actions or restrictions;
•continued and future impacts related to the conflict between Russia and the Ukraine including supply chain disruptions, reduction in customer demand, and the imposition of sanctions on Russia;
•significant or prolonged shortage of critical components from our suppliers, including but not limited to semiconductors, and particularly those who are our sole or primary sources;
•failure of the Company’s joint venture partners to comply with contractual obligations or to exert influence or pressure in China;
•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;
•our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;
•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;
•general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;
•disruptions in information technology systems including, but not limited to, system failure, cyber-attack, malicious computer software (malware including ransomware), unauthorized physical or electronic access, or other natural or man-made incidents or disasters;
•increases in raw material and energy costs and our ability to offset or recover these costs; increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets; and
•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our subsequent filings with the Securities and Exchange Commission).

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Follow Visteon
Visteon Contacts

Media:
Media@Visteon.com

Investors:
Kris Doyle
201-247-3050
kdoyle@Visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net sales	$1,064	$786	$3,756	$2,773
Cost of sales	(950)	(687)	(3,388)	(2,519)
Gross margin	114	99	368	254
Selling, general and administrative expenses	(54)	(44)	(188)	(175)
Restructuring and impairment	(2)	(16)	(14)	(14)
Interest expense	(4)	(2)	(14)	(10)
Interest income	1	—	4	2
Equity in net (loss) income of non-consolidated affiliates	(4)	4	(1)	6
Other income, net	5	5	20	18
Income (loss) before income taxes	56	46	175	81
Provision for income taxes	(21)	(11)	(45)	(31)
Net income (loss)	35	35	130	50
Net (income) loss attributable to non-controlling interests	(1)	(4)	(6)	(9)
Net income (loss) attributable to Visteon Corporation	$34	$31	$124	$41

Comprehensive income (loss)	$120	$118	$141	$128
Less: Comprehensive income (loss) attributable to non-controlling interests	5	6	1	12
Comprehensive income (loss) attributable to Visteon Corporation	115	112	140	116

Earnings per share data:
Basic earnings (loss) per share attributable to Visteon Corporation	$1.21	$1.10	$4.41	$1.46

Diluted earnings (loss) per share attributable to Visteon Corporation	$1.18	$1.09	$4.35	$1.44

Average shares outstanding (in millions)
Basic	28.2	28.0	28.1	28.0
Diluted	28.7	28.4	28.5	28.4

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,	December 31,
	2022	2021
ASSETS
Cash and equivalents	$520	$452
Restricted cash	3	3
Accounts receivable, net	672	549
Inventories, net	348	262
Other current assets	167	158
Total current assets	1,710	1,424

Property and equipment, net	364	388
Intangible assets, net	99	118
Right-of-use assets	124	139
Investments in non-consolidated affiliates	49	54
Other non-current assets	104	111
Total assets	$2,450	$2,234

LIABILITIES AND EQUITY
Short-term debt	$13	$4
Accounts payable	657	522
Accrued employee liabilities	90	80
Current lease liability	29	28
Other current liabilities	246	218
Total current liabilities	1,035	852

Long-term debt, net	336	349
Employee benefits	115	198
Non-current lease liability	99	117
Deferred tax liabilities	27	27
Other non-current liabilities	64	75

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,352	1,349
Retained earnings	1,788	1,664
Accumulated other comprehensive loss	(213)	(229)
Treasury stock	(2,253)	(2,269)
Total Visteon Corporation stockholders’ equity	675	516
Non-controlling interests	99	100
Total equity	774	616
Total liabilities and equity	$2,450	$2,234

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
OPERATING
Net income (loss)	$35	$35	$130	$50
Adjustments to reconcile net income (loss) to net cash provided from operating activities:
Depreciation and amortization	29	26	108	108
Non-cash stock-based compensation	7	5	26	18
Gain on sale of investment	(3)	—	(3)	—
Foreign currency translation charge	3	—	3	—
Equity in net income of non-consolidated affiliates, net of dividends remitted	4	(2)	4	12
Impairments	1	9	5	9
Other non-cash items	1	10	(1)	14
Changes in assets and liabilities:
Accounts receivable	88	(128)	(156)	(78)
Inventories	7	(10)	(105)	(92)
Accounts payable	(27)	96	146	28
Other assets and other liabilities	20	29	10	(11)
Net cash provided from operating activities	165	70	167	58
INVESTING
Capital expenditures, including intangibles	(27)	(16)	(81)	(70)
Contributions to equity method investments	(2)	(2)	(3)	(5)
Proceeds from sale of investment	4	—	4	—
Net investment hedge transactions	3	1	12	4
Loans repayments from non-consolidated affiliates	—	4	—	6
Other, net	(2)	—	—	2
Net cash used by investing activities	(24)	(13)	(68)	(63)
FINANCING
Borrowings on debt	—	—	350	—
Principal payments on debt	—	—	(350)	—
Short-term debt, net	—	(2)	(4)	4
Payment of debt fees	(3)	—	(3)	—
Dividends paid to non-controlling interests	(2)	(2)	(2)	(35)
Other	3	1	—	2
Net cash used by financing activities	(2)	(3)	(9)	(29)
Effect of exchange rate changes on cash	19	—	(22)	(11)
Net increase (decrease) in cash, equivalents, and restricted cash	158	54	68	(45)
Cash, equivalents, and restricted cash at beginning of the period	365	401	455	500
Cash, equivalents, and restricted cash at end of the period	$523	$455	$523	$455

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring and impairment expense, provision for income taxes, non-cash stock-based compensation expense, net income attributable to non-controlling interests, net interest expense, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended		Estimated
	December 31,		December 31,		Full Year
Visteon:	2022	2021	2022	2021	2023
Net income (loss) attributable to Visteon Corporation	$34	$31	$124	$41	$193
Depreciation and amortization	29	26	108	108	110
Restructuring and impairment	2	16	14	14	5
Provision for income taxes	21	11	45	31	55
Non-cash, stock-based compensation expense	7	5	26	18	30
Net income attributable to non-controlling interests	1	4	6	9	15
Interest expense, net	3	2	10	8	12
Equity in net loss (income) of non-consolidated affiliates	4	(4)	1	(6)	—
Other non-operating costs, net	2	1	14	5	5
Adjusted EBITDA	$103	$92	$348	$228	$425 [1]

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

1 Based on mid-point of the range of the Company's financial guidance.

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended		Estimated
	December 31,		December 31,		Full Year
Total Visteon:	2022	2021	2022	2021	2023
Cash provided from operating activities	$165	$70	$167	$58	$260
Capital expenditures, including intangibles	(27)	(16)	(81)	(70)	(130)
Free cash flow	$138	$54	$86	$(12)	$130
Restructuring related payments	3	5	15	34	10
Adjusted free cash flow	$141	$59	$101	$22	$140 [2]
Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

2 Based on mid-point of the range of the Company's financial guidance.

Adjusted Net Income (Loss) and Adjusted Earnings Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring and impairment expense, loss on divestiture, gain on non-consolidated affiliate transactions, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income (loss) attributable to Visteon	$34	$31	$124	$41

Diluted earnings (loss) per share:
Net income (loss) attributable to Visteon	$34	$31	$124	$41
Average shares outstanding, diluted	28.7	28.4	28.5	28.4
Diluted earnings (loss) per share	$1.18	$1.09	$4.35	$1.44

Adjusted net income (loss) and adjusted earnings (loss) per share:
Net income (loss) attributable to Visteon	$34	$31	$124	$41
Restructuring and impairment	2	16	14	14
Other, including tax impacts of adjustments	2	1	14	5
Adjusted net income (loss)	$38	$48	$152	$60
Average shares outstanding, diluted	28.7	28.4	28.5	28.4
Adjusted earnings (loss) per share	$1.32	$1.69	$5.33	$2.11